Exhibit 32.1
Certification Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002
          I, Larry D. Young, President and Chief Executive Officer of Dr Pepper Snapple Group, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	the Quarterly Report on Form 10-Q of the Company for the third quarter of fiscal year 2008 ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated November 13, 2008

/s/ Larry D. Young
Larry D. Young
President and Chief Executive Officer of Dr Pepper Snapple Group, Inc.